Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Primech Holdings Ltd.

We consent to the inclusion in the foregoing Registration Statement on Form F-1 of our report dated July 23, 2024, relating to the consolidated financial statements of Primech Holdings Ltd. as of March 31, 2024 and 2023 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A

Los Angeles, California

October 16, 2024